Exhibit 10.30.3

SECOND AMENDMENT

YRC WORLDWIDE INC.

SUPPLEMENTAL EXECUTIVE PENSION PLAN

(Effective January 1, 2005)

WHEREAS, YRC Worldwide Inc. (the “Company”) maintains the YRC Worldwide Inc. Supplemental Executive Pension Plan (the “Plan”) for the benefit of the employees of the Company and its participating affiliates;

WHEREAS, Section 5.1 of the Plan provides that the Company, through action of its Board of Directors or its delegated representative, may amend the Plan at any time;

WHEREAS, the Company has determined to amend the Plan to clarify the provisions regarding involuntary lump sum cashouts;

NOW, THEREFORE, BE IT RESOLVED THAT effective July 1, 2008, Section 3.4(e) of the Plan is hereby amended and restated in its entirety to provide as follows:

(e) Lump Sum Payment of Small Amounts. Subject to Section 3.5(b), notwithstanding any other provision of the Plan to the contrary, each Participant who incurs a Separation from Service (for any reason) and whose vested benefit at such time has a Present Value of less than or equal to the applicable dollar amount under section 402(g)(1)(B) of the Code for the year of the Separation from Service, shall be paid in the form of a lump sum payment in cash as soon as is administratively practicable following the Participant’s Separation from Service. A surviving Spouse or other Beneficiary of a Participant whose vested benefit has a Present Value of less than or equal to the applicable dollar amount under section 402(g)(1)(B) of the Code for the year of the Participant’s death shall be paid in the form of a lump sum payment in cash.

IN WITNESS WHEREOF, the Company has caused this instrument to be effective the 1st day of July 2008.

YRC WORLDWIDE INC.

By
Harold D. Marshall Vice President – Employee Benefits